Exhibit (r)(4)(i)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Corporate Capital Trust, Inc., a corporation duly organized and validly existing under the laws of the state of Maryland (the “Company”), does hereby constitute and appoint Thomas K. Sittema and Steven D. Shackelford, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the U.S. Securities and Exchange Commission (the “SEC”) (or any other governmental or regulatory authority) this Post-Effective Amendment No. 4 to that certain Registration Statement on Form N-2, SEC File No. 333-189544 (the “Registration Statement”), and any and all other appropriate forms, further amendments, supplements, exhibits and other documents required to be filed with respect thereto; and does hereby grant to said attorneys-in-fact full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This power of attorney succeeds and revokes all previous powers of attorney filed by the Company with the SEC (or any other governmental or regulatory authority) with respect to the Registration Statement and any and all amendments, supplements, and other documents filed with respect thereto.

IN WITNESS WHEREOF, each of the undersigned directors has hereunto set his hand and seal, as of this 24th day of March 2015.

Name	Title

/s/ Thomas K. Sittema Thomas K. Sittema	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Steven D. Shackelford Steven D. Shackelford	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Thomas K. Sittema Thomas K. Sittema	Director

/s/ Erik A. Falk Erik A. Falk	Director

/s/ Frederick Arnold Frederick Arnold	Independent Director

/s/ James H. Kropp James H. Kropp	Independent Director

/s/ Kenneth C. Wright Kenneth C. Wright	Independent Director